Exhibit 32
Certification of Periodic Financial Report Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
        In connection with the Quarterly Report on Form 10-Q/A for the first quarter ended March 31, 2009 of Covanta Holding Corporation as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Orlando and Mark A. Pytosh, as Chief Executive Officer and Chief Financial Officer, respectively, of Covanta Holding Corporation, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
        (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
        (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Covanta Holding Corporation;
        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Covanta Holding Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
        A signed original of this written statement has been provided to Covanta Holding Corporation and will be retained by Covanta Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Anthony J. Orlando

Anthony J. Orlando
President and Chief Executive Officer

/s/ Mark A. Pytosh

Mark A. Pytosh
Executive Vice President and Chief Financial Officer
Date: May 18, 2009

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